EXHIBIT 99.1

ENSCO INTERNATIONAL INCORPORATED

Contract Status of Offshore Rig Fleet

As of February 15, 2002

		Water	Customers/			Estimated Availability &
Rig Name	Design	Depth	Status	Day Rate	Location	Comments

Gulf of Mexico
Jackups
ENSCO 55	F&G 780 MOD II	300	ADTI	High teens	S. Timbalier	Feb. 02
ENSCO 60	Levingston 111-C	300	Bois d'Arc	High teens	S. Timbalier	Mar. 02
ENSCO 64	MLT 53	350	Shipyard			mid 30's, mid/late Feb. - early May
ENSCO 67	MLT 84 Class	400	Hunt Oil	High teens	High Island	Mar. 02
ENSCO 68	MLT 84 Class	350	Committed			Next to J. M. Huber, high teens, mid Feb. - mid Mar.
ENSCO 69	MLT 84 Class	400	Walter Oil	High teens	S. Pelto	Mar. 02
ENSCO 81	MLT 116-C	350	ExxonMobil	Low 20's	Eugene Island	May 02
ENSCO 82	MLT 116-C	300	BP	Mid 20's	W. Cameron	Mar. 02
ENSCO 83	MLT 82 SD-C	250	AEDC	High teens	Vermilion	May 02
ENSCO 84	MLT 82 SD-C	250	Apache Energy	High teens	High Island	Feb. 02
ENSCO 86	MLT 82 SD-C	250	ExxonMobil	Low 20's	Mobile Bay	Month to month
ENSCO 87	MLT 116-C	350	Committed			Next to Unocal, market rates, late Feb. - late Nov.
ENSCO 88	MLT 82 SD-C	250	Dominion	High teens	West Cameron	Apr. 02
ENSCO 89	MLT 82 SD-C	250	ExxonMobil	Low 20's	Grand Isle	Month to month
ENSCO 90	MLT 82 SD-C	250	Dunhill	Mid teens	E. Cameron	Jun. 02, high teens starting Mar.
ENSCO 93	MLT 82 SD-C	250	BP	Low 20's	Matagorda Island	Next to Amerada Hess, high teens, mid Feb. - mid Mar.
ENSCO 95	Hitachi C-250	250	ChevronTexaco	Low 20's	S. Timbalier	Well to well
ENSCO 98	MLT 82 SD-C	250	LLOG Expl.	High teens	Eugene Island	Mar. 02
ENSCO 99	MLT 82 SD-C	250	ExxonMobil	Low 20's	Mobile Bay	Month to month

Semisubmersible
ENSCO 7500	Semisubmersible	8000	Burlington	Low 180's	Mississippi Canyon	Jan. 04, assigned from Burlington to TotalFinaElf

Platform Rigs
ENSCO 23	2000 HP API		Available			Feb. 02
ENSCO 24	2000 HP API		Available			Feb. 02
ENSCO 25	3000 HP API		ChevronTexaco	Low 20's	Viosca Knoll	May 02
ENSCO 26	3000 HP API		ExxonMobil	$5,000-$10,000	Alaminos Canyon	Long term standby
ENSCO 29	3000 HP API		Committed			Next to W & T Offshore, mid 20's, Mar. - Sep.

North Sea
ENSCO 70	Hitachi K1032N	250	DONG	Mid 70's	Denmark	Aug. 02; two month regulatory inspection starting early Apr. 02
ENSCO 71	Hitachi K1032N	225	Maersk	Low 70's	Denmark	Aug. 02
ENSCO 72	Hitachi K1025N	225	Shipyard			Next to Conoco, low 80's, Apr. 02 - Oct. 03
ENSCO 80	MLT-116-CE	225	Available			Feb. 02
ENSCO 85	MLT-116-C	225	Shipyard			Next to HRL, low 80's, June 02 - Aug. 02
ENSCO 92	MLT-116-C	225	Conoco	Mid 80's	UK	Jan. 03, market rates
ENSCO 100	MLT-150-88	325	Shipyard			Apr. 02
ENSCO 101	KFELS MOD V	400	DONG	Low 90's	Denmark	Subject to market rates to Apr. 04

Asia Pacific
ENSCO 50	F&G 780 Mod II	300	BP	Mid 60's	Indonesia	Apr. 02
ENSCO 51	F&G 780 Mod II	300				En route to Singapore
ENSCO 52	F&G 780 Mod II	300	Petronas	Mid 50's	Malaysia	Nov. 02
ENSCO 53	F&G 780 Mod II	300	Unocal	High 50's	Thailand	Jun. 02
ENSCO 54	F&G 780 Mod II	300				En route to Singapore
ENSCO 56	F&G 780 Mod II	300	Apache Energy	High 60's	Australia	Jan. 03, three month regulatory inspection starting Apr. 02
ENSCO 57	F&G 780 Mod II	300	Unocal	Low 50's	Thailand	Jan. 03
ENSCO 94	Hitachi C-250	250	Ras Laffan	Mid 50's	Qatar	Jul. 03
ENSCO 96	Hitachi C-250	250	Occidental Petroleum	High 50's	Qatar	Dec. 02
ENSCO 97	MLT 82-SD-C	250	Maersk	High 40's	Qatar	Aug. 03, rate increase to low 50's, Aug. 02 - Aug. 03

South America
ENSCO I	Barge Rig		Available		Lake Maracaibo
ENSCO II	Barge Rig		ChevronTexaco	Mid 40's	Lake Maracaibo	May 04; assigned to Shell until Jun. 02
ENSCO III	Barge Rig		Available		Lake Maracaibo
ENSCO XI	Barge Rig		Available		Lake Maracaibo
ENSCO XII	Barge Rig		Available		Trinidad & Tobago
ENSCO XIV	Barge Rig		Stacked		Lake Maracaibo
ENSCO XV	Barge Rig		Stacked		Lake Maracaibo